                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan

        We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserve estimates from our report entitled, "Miller Exploration Company, Proved Reserves and Future Net Revenues as of December 31, 1999, SEC Price Case" dated February 2, 2000 in the second amendment to the Annual Report on Form 10-K of Miller Exploration Company for the year ended December 31, 1999. We hereby consent to the incorporation by reference of the Miller and Lent, Ltd. estimates of proved reserves contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Forms S-8 (Nos. 333-70247, 333-70249, and 333-70251).


                                MILLER AND LENTS, LTD.



                                By:  /s/ Gregory W. Armes
                                   -------------------------------

                                Its: President
                                    ------------------------------


Houston, Texas
November 9, 2000